 Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$61,686,550
Unrealized Gain (Loss) on Market Value of Futures	142,910,940
Interest Income	122,927
ETF Transaction Fees	22,000
Total Income (Loss)	$204,742,417

Expenses
Investment Advisory Fee	$889,551
Brokerage Commissions	203,965
Tax Reporting Fees	197,800
NYMEX License Fee	45,548
Legal Fees	15,368
Audit Fees	13,589
SEC & FINRA Registration Fees	13,000
Prepaid Insurance Fees	9,820
Non-interested Directors' Fees and Expenses	9,619
Total Expenses	$1,398,260
Net Gain (Loss)	$203,344,157

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$2,425,529,353
Additions (700,000 Units)	26,532,367
Withdrawals (16,800,000 Units)	(659,463,512)
Net Gain (Loss)	203,344,157

Net Asset Value End of Period	$1,995,942,365
Net Asset Value Per Unit (50,700,000 Units)	$39.37

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502